UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2002

SUN POWER CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27853
(Commission File Number)

86-0913555
(IRS Employer Identification No.)

112c Longview Drive, Los Alamos, New Mexico 87544
(Address of principal executive offices and Zip Code)

800.537.4099
(Registrant's telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

The company has announced the appointment of Finley B. Foster to the position of President and Chief Executive Officer, effective October 1, 2002. Andrew Schwab, our current President will resign his position effective October 1, 2002 but will remain as Secretary, Treasurer and a Director of our company. Mr. Foster has over 30 years of experience in management of energy and high technology public and private companies. He was co-founder, president and CEO of United Energy Services Corporation, a wholly-owned subsidiary of Gilbert Associates Inc., a company which provides a wide range of operations, engineering, construction and consulting services to producers. He was formerly Chief Operating Officer of FutureNext Consulting, President and Chief Operating Officer of SuperDistribution, Inc. and Chief Operating Officer of MicroStar Company Inc. Mr. Foster is currently our Chief Operating Officer.

Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN POWER CORPORATION

/s/ Andrew Schwab
By: __________________________________
Andrew Schwab
President, Secretary, Treasurer and Director
Date: September 19, 2002